Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of December 23, 2008, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	Collateral to Exclude ARS. The Loan Agreement is hereby modified such that the defined term “Collateral” shall not include the Auction Rate Securities (but only such securities) listed on Exhibit A hereto (the “ARS Collateral”), and the defined term “Collateral Account” shall not include the securities account (the “ARS Account”) of Borrower at UBS as to the ARS Collateral (but only as to the ARS Collateral), if and to the extent: (a) the ARS Collateral is held by Borrower at UBS Financial Services (“UBS”), (b) the ARS Collateral is pledged by Borrower to UBS to secure a loan in an original amount not to exceed $4,700,000 (the “Margin Loan”), and (c) the Margin Loan has been funded and some amount thereof is outstanding. The Collateral shall include any proceeds of ARS Collateral not applied by UBS to repay the Margin Loan and which is received by Borrower. Any such proceeds shall be deposited by Borrower into a Collateral Account. The foregoing exclusion of the ARS Collateral from the Collateral shall be effective if and only so long as the Margin Loan or any portion thereof is outstanding. Bank agrees to execute and/or deliver, as applicable, such further instruments, documents or agreements as may be required to effect the provisions of this paragraph.

2.	Margin Loan and Pledge of ARS Collateral Not Event of Default. The Loan Agreement is further modified to permit the Margin Loan and the Lien in favor of UBS on the ARS Collateral (and the ARS Account as to the ARS Collateral) to secure the Margin Loan, and the existence of the Margin Loan and such Lien shall not constitute an Event of Default notwithstanding any provisions of the Loan Agreement to the contrary; provided that any default under the Margin Loan which results in recourse by UBS to any assets of Borrower other than the ARS Collateral shall constitute an Event of Default.

3.	Section 2.2 is hereby amended and restated in its entirety to read as follows:

2.2 Advances and Credit Extensions.

2.2.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Revolving Line. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.2.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $2,000,000, minus the FX Reserve and minus the amount outstanding under the Cash Management Services Sublimit (“Letter of Credit Sublimit”). Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. If, on the Revolving Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.2.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX

Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to $2,000,000, minus any amounts outstanding under the Cash Management Services Sublimit and under the Letter of Credit Sublimit (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding Forward Contract. Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.2.4 Cash Management Services Sublimit. Borrower may use up to $2,000,000, minus any amounts outstanding under the Letter of Credit Sublimit and minus the amount of the FX Reserve (the “Cash Management Services Sublimit”) of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). The dollar amount of any Cash Management Services provided under this sublimit will reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

4.	Section 2.5(b) is hereby amended and restated in its entirety to read as follows:

(b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the greater of (a) the Prime Rate plus the Prime Rate Margin, and (b) 4.5 percentage points (450 basis points). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

5.	Section 2.6 is hereby amended to add subsections (d) and (e) thereto as follows:

(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.375% (37.5 basis points) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.

(e) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, each anniversary of the issuance, and the renewal of such Letter of Credit.

6.	Section 6.6 is hereby amended and restated in its entirety to read as follows:

6.6 Financial Covenants.

(a) Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries a ratio (“Adjusted Quick Ratio”) of Quick Assets to Current Liabilities, of at least 1.25 to 1.00 as of the last day of each month.

(b) Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries, Tangible Net Worth of at least the following amounts as of the last day of each quarter: (i) $20,000,000 for the quarters ending March 31, 2009, June 30, 2009, and September 30, 2009; and (ii) $25,000,000 thereafter.

7.	Section 9.1(b) is hereby amended to read as follows:

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank, and demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit, and terminate any FX Contracts;

8.	The definition of “Borrowing Base” in Section 13.1 is hereby amended and restated to read as follows:

“Borrowing Base” is (a) 80% of Eligible Accounts plus (b) 25% of Net Cash (up to $5,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

9.	The definition of “Eligible Accounts” in Section 13.1 is hereby amended and restated to read as follows:

“Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor has not been invoiced;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(d) Credit balances over ninety (90) days from invoice date;

(e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts (provided that such concentration percentage shall be 45% as to the Accounts due from Account Debtors Amerisourcebergen, Cardinal Health, Inc., and McKesson Corp.), for the amounts that exceed that percentage, unless Bank approves in writing;

(f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless supported by letters of credit issued and negotiated by Bank or foreign credit insurance, in each case as deemed acceptable by Bank;

(g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);

(m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.

10.	A definition of “Foreign Currency” is hereby added to Section 13.1 which shall read as follows:

“Foreign Currency” means lawful money of a country other than the United States.

11.	A definition of “FX Business Day” is hereby added to Section 13.1 which shall read as follows:

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

12.	A definition of “Letters of Credit” is hereby added to Section 13.1 which shall read as follows:

“Letters of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.2.2.

13.	The definition of “Prime Rate Margin” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Prime Rate Margin” is one-half (0.50) of a percentage point (50 basis points) for such periods during which Borrower’s Adjusted Quick Ratio calculated under Section 6.6(b) is greater than 1.50:1.00, and seven-eighths (0.875) of one percentage point (87.5 basis points) during such periods Borrower’s Adjusted Quick Ratio is less than or equal to 1.50:1.00.

14.	The definition of “Revolving Line” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line” is an Advance or Advances and other Credit Extensions in an aggregate amount outstanding at any time (including amounts outstanding or reserved under the Letter of Credit Sublimit, the FX Reserve and the Cash Management Services Sublimit) of up to the lesser of (a) $25,000,000 and (b) the Borrowing Base.

15.	The definition of “Revolving Line Maturity Date” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is the earlier of (a) December 31, 2009; and (b) the date Bank exercises its remedies under Section 9.1(a).

16.	A new definition of “Tangible Net Worth” is hereby added to Section 13.1 which shall read as follows:

“Tangible Net Worth” means on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.

17.	The definition of “Current Liabilities” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, less Deferred Revenue and the current portion of Subordinated Debt.

18.	The form of Notice of Borrowing is hereby replaced with Exhibit B attached hereto, the form of Compliance Certificate is hereby replaced with Exhibit D attached hereto, and the form of Borrowing Base Certificate is hereby replaced with Exhibit F attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

7. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the execution and delivery of this Modification Agreement and the receipt by Bank of a loan modification fee in the amount of $62,500.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ISTA PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Lauren P. Silvernail	By:	/s/ Brett Maver
Name:	Lauren P. Silvernail	Name:	Brett Maver
Title:	Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development	Title:	Relationship Manager

Exhibit A

Auction Rate Securities

[Borrower to provide]

EXHIBIT B

FORM OF NOTICE OF BORROWING

ISTA PHARMACEUTICALS, INC.

Date:

TO:	SILICON VALLEY BANK

2003 Tasman Drive

Santa Clara, CA 95054

Attention: Corporate Services Department

RE:	Loan and Security Agreement dated as of December 16, 2005 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.

1. The Funding Date, which shall be a Business Day, of the requested borrowing is                     .

2. The aggregate amount of the requested borrowing is $                    .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c) the requested Advance or other Credit Extension will not cause the aggregate amount of the outstanding Credit Extensions (including all Advances and amounts outstanding or reserved under the Letter of Credit Sublimit, the FX Reserve and the Cash Management Services Sublimit) to exceed, as of the designated Funding Date, the lesser of (a) the Revolving Line, and (b) the Borrowing Base minus all amounts outstanding or reserved under the Letter of Credit Sublimit, the FX Reserve and the Cash Management Services Sublimit.

BORROWER	ISTA PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: ISTA PHARMACEUTICALS, INC.

The undersigned authorized officer of ISTA PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate, A/R & A/P Agings	Monthly within 20 days if borrowing	Yes No

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Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Adjusted Quick Ratio, Monthly	1.25:1.00	:1.0	Yes No
Minimum Tangible Net Worth, Quarterly	$20MM or $25MM*	$	Yes No

*	$20 million as of each quarter-end through 9/30/09; $25 million thereafter.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

________________________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________________________________

__________________________________________

ISTA PHARMACEUTICALS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
	Compliance Status:	Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I. Adjusted Quick Ratio (Section 6.6(a))

Required: 1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank	$

F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Value of Line D (Quick Assets)	$

I.	Value of Line G (Current Liabilities)	$

J.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

K.	Line I minus line J	$

L.	Adjusted Quick Ratio (line H divided by line K)

Is line L equal to or greater than 1.25:1.00?

No, not in compliance	Yes, in compliance

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II. Tangible Net Worth (Section 6.6(b))

Required: See below

Actual:

A.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (but no other Subordinated Debt)	$

B.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$

C.	Debt (line A minus line B)	$

D.	Aggregate value of total assets of Borrower and its Subsidiaries	$

E.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

F.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

G.	Aggregate value of any reserves not already deducted from assets	$

H.	Value of line C	$

I.	Tangible Net Worth (line D minus line E minus line F minus line G minus line H)	$

Is line I greater than or equal to: (i) $20,000,000 for the quarters ending March 31, 2009, through September 30, 2009; or (ii) $25,000,000 for the quarters ending December 31, 2009 and thereafter?

No, not in compliance	Yes, in compliance

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EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: ISTA Pharmaceuticals, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $25,000,000

ACCOUNTS RECEIVABLE

1.	Total Accounts Receivable as of	$

2.	Less Ineligible Accounts Receivable	$

3.	TOTAL Eligible Accounts Receivable (#1 minus #2)	$

4.	Eighty percent (80%) of Eligible Accounts Receivable	$

5.	Net Cash as of	$

6.	Twenty-five percent (25%) of Net Cash	$

7.	Maximum Loan Amount (lesser of (a) $25,000,000 and (b) #4 plus the lesser of (X) $5,000,000 million and (Y) #6)	$

8.	Present balance owing on Line of Credit	$

9.	Amounts outstanding or reserved under Letter of Credit Sublimit, FX Reserve and Cash Management Services Sublimit	$

10.	#8 plus #9	$

11.	LOAN AVAILABILITY (#7 minus #10)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:			BANK USE ONLY

Received by:
By:			AUTHORIZED SIGNER
	Authorized Signer	Date:

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